Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED BY SYNERON MEDICAL LTD.

                        TURN-KEY MANUFACTURING AGREEMENT


       This agreement is effective as of the ___ of September, 2001 (the Effective Date) by and between:

       R.F.L. TECHNOLOGIES LTD With a principal place of business at No. 18 Kopulovich, Or Akiva 30600 - Hereinafter referred to as "CUSTOMER".

       And

       A' TO Z' ELECTRONICS LTD With a principal place of business at No. 5 Hataasiya, Migdal Haemek 10550 - Hereinafter referred to as "CONTRACTOR".

       Whereas Customer designs, manufactures and sells Electro-Optical Medical Equipment which includes subassemblies components and know- how, that is confidential and proprietary property of Customer; and whereas Customer desires to buy manufacturing services; and whereas Contractor is in the business of Turn
- Key projects and whereas Contractor declares that he has all the capabilities and equipment to supply manufacturing services for Customer's Products stipulated in APPENDIX A attached hereto; and whereas Contractor desires to sell and deliver its manufacturing services to Customer for installation and use in accordance with Customer specifications and standards as well as other general commercial practices, now therefore, the parties hereto have agreed and do hereby agree as follows:

1.0    PRECEDENCE:

       1.1 The terms and conditions and addenda herein shall govern all services performed by Contractor pertaining to the subject matter.

       1.2 It is the intent of the parties that this Agreement and its addenda represent the entire agreement and prevail over the terms and conditions of any purchase order, acknowledgment form, shipment documents or order instruction.

       1.3 It is agreed by both parties that this agreement will prevail over any previous agreement signed between them.

       1.4 This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document. The parties agree that this Agreement and its addenda may not be modified except in writing, signed by both parties.

2.0    TERM

       2.1 This Agreement shall commence on the Effective Date and shall continue for an initial term until December 31, 2002. This Agreement shall automatically be renewed for successive one (1) year increments unless either party request in writing, at least ninety (90) days prior to the anniversary date, that this Agreement not to be renewed.

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3.0    SCOPE OF WORK

       3.1 Contractor will, pursuant to the specifications given by Customer, shall perform manufacturing services for the Customer. This manufacturing services shall include, but not be limited to, labor, production equipment, materials, testing, packaging and delivery to Customer.

       3.2 Customer does not grant to Contractor exclusivity or first refusal right, and is not obligated to purchase any minimum amount of manufacturing services from the Contractor. Customer may manufacture its own products or subcontract them to third parties, as Customer deems beneficial to it.

4.0    CONTRACTOR'S OBLIGATIONS

       4.1    Contractor shall provide Customer with the following services:

              -  Material planning,
              -  Material procurement,
              -  Assembly of printed circuit boards & cables
              -  Final assembly & integration of the Product
              -  In Circuit test
              -  Functional test
              -  Packaging and delivery

       4.2    Contractor's production facilities

       Contractor will be obliged to allocate to Customer, production and storage space as well as trained production and testing personnel as an integral part of this Agreement. Customer and Contractor will agree on the details thereof during the negotiations on the final format of APPENDIX B and not later than October 30th, 2001.

       Contractor shall apply for and receive the EN46001 standard for its production facility, by no later than October 15, 2001. During the term of this Agreement, the manufacturing services provided by the Contractor hereto shall conform in all respects with the EN46001 standard.

5.0    CUSTOMER'S OBLIGATIONS

       Customer will provide the following:

              - Technical specifications,

              - Standard Operation Procedures,

              - Drawings,

              - Bill Of Materials,

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              - Approved Vendors list,

              - Gerber data, CAD files,

              - Quality requirements,

              - Technical support, as required.

6.0    ORDERS AND FORECASTS

       6.1    Customer will provide Contractor, on a monthly basis, with a three
(3) months Product Orders. It is agreed that Customer will provide Contractor, on a monthly basis, with a rolling four (4) months Product Forecast extending beyond the three (3) months orders.

       6.2 Contractor will supply all orders that do not exceed the forecast at the delivery times set forth in each purchase order. Delivery time is of the essence. Late deliveries will carry (without prejudice) a late delivery charge at the rate of ** per week, to be deducted from the consideration due to the Contractor for labor and mark-ups.

       6.3 Customer will have the right to reschedule orders according to the following schedule without additional charges:

                  NO. OF DAYS FROM DELIVERY     % OF ORDER TO BE RESCHEDULED
                  -------------------------     ----------------------------
                           1 - 30                            **
                           31 - 60                           **
                           61 - 90                           **

       6.4 The abovementioned right, to reschedule without additional charges, will be limited to a period of 45 days.

       Beyond that period, Customer will be obliged to pay Contractor carrying charges of 2.0% per annum above Bank Leumi rate, of the amount of the rescheduled orders (beyond 45 days) If the rescheduling requested is to shorten the delivery period then the rescheduling is subject to availability of materials.

       6.5 Contractor shall undertake all reasonable efforts, including expediting materials and allocating capacity, in order to support Customer's request for increased production.

       6.6 During the period from The Effective date until December 31, 2001 the Contractor will be required to manufacture and deliver at least 40 units of the Product plus spare parts as provided in APPENDIX C.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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7.0    MATERIAL PROCUREMENT

       The Customer has been informed and gave his consent, that the material procurement undertaking, pursuant to this Agreement, will be carried-out by RH Electronics Ltd. of Nazareth Illit for the Contractor. Consequently, the following clauses (7.1 - 7.5) should not be construed as misrepresentation by the Contractor.

       NEVERTHELESS, THE CONTRACTOR CARRIES FULL RESPONSIBILITY TO THE MATERIAL PROCUREMENT.

       7.1 Contractor is authorized to purchase materials using standard purchasing practices including, but not limited to acquisition of materials recognizing Economic Order Quantity, ABC buy policy and long lead time components management, in order to meet the requirements of Customer's orders and forecasts.

       Customer recognizes its financial responsibility for the materials purchased by Contractor on behalf of Customer according to the target prices of material and components and to the orders and forecasts properly issued by Customer. Contractor shall not be allowed to receive any payment, credit or other consideration or benefit from the vendors. Any such payment, credit or other consideration or benefit shall belong to Customer.

       7.2 Customer reserves the right to purchase and/or produce some of the required materials. Nonetheless, the Contractor shall be responsible for delivery of the said materials to its premises for the purpose of manufacturing Customer's Products.

       The list of the said materials will be stipulated when and if such a situation will arise and may be updated from time to time by the Customer.

       7.3 Contractor is responsible for monitoring supplier's quality, according to the specifications provided by Customer for all purchased materials.

       7.4 Customer may terminate or cancel a Purchase Order or orders. In such event, and/or in case of discontinuance of A Product, or excess materials created by an Engineering Change, Customer agrees to compensate Contractor for unused Products and material inventory as follows:

              (i) the prevailing contract price of all Products, ready for delivery in Contractor's possession,

              (ii) the cost of material inventory, whether in raw form or work in process, and not returnable to the vendor, or usable for other Contractor's customer.

              (iii)  the cost of materials on order which cannot be cancelled.

       7.5 Contractor shall undertake all possible efforts to cancel all applicable materials purchase orders and reduce materials inventory through return for credit programs or allocate materials for alternate programs, if applicable.
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8.0    PRICE AND PRICE REVIEWS

       8.1 Pricing conditions for manufacturing services supplied under this Agreement are defined in APPENDIX B.

       8.2 Price Review Contractor and Customer will meet every three (3) months, during the term of this Agreement to review pricing and determine the actions required by both sides in order to achieve cost reduction. The new prices that will be agreed to and the time the said new prices will come into effect, will be reflected in the Purchase Orders.

       8.3 It is agreed that, for the sake of facilitating uninterrupted manufacturing, Contractor may purchase materials for Customer's Products at prices higher than those agreed to with the following limitations:

              (i)    For price change which has a cost impact less than 4,000
US $, based on one (1) quarter consumption will not require prior authorization from Customer. Contractor will be obliged to submit comprehensive written report to Customer, subsequent to such event.

              (ii) For price change which has cost impact greater than 4,000 US $, based on one (1) quarter consumption will require prior written authorization from Customer.

              (iii) Customer shall answer urgent request for approvals for price change, within three (3) working days.

              (iv) Contractor and Customer will meet every three (3) months, during the Term of this Agreement to review price changes, during the previous three (3) months.

9.0    DELIVERY AND INSPECTION, TITLE AND SHIPPING

       9.1    Delivery

              (i) Contractor undertakes to report once (1) a week and per request to Customer the quantity of Products ready for delivery.

              (ii) Customer will notify Contractor, from time to time, quantities of Products and destinations in Israel to which to ship the Products.

       9.2    Inspection

       Customer will notify Contractor if the Products, ready for delivery, will require inspection at Contractor's premises prior to delivery. Any delays due to Customer's inspection or delay in notification of the destination will not be counted as delays to the scheduled date.

       9.3    Title

              (i) The Title of the Product shall pass to the Customer upon delivery of the Product by the Contractor to the destination designated by the Customer.

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              (ii)   The risk of damage or loss of the Product shall pass to the
Customer upon delivery of the Product to the Customer's designated destination.

       9.4    Shipping

       Contractor will ship the Product in land according to Customer's instructions in the best and safest means of transportation. Contractor will bear the shipping cost.

10.0   TERMS OF PAYMENTS

       10.1 Once a month, Contractor will furnish the Customer with invoice/s, on the last day of that Month, for delivered Products. Each invoice shall be dedicated to a certain purchase order and shall quote the purchase order's number.

       10.2 Contractor and Customer agree to terms of payments of thirty (30) days from the date of that invoice.

11.0   QUALITY

       11.1 Contractor shall manufacture the Products in compliance with Customer's Statement of Work (Document No. DC0342A) and other quality & standards requirements to be mutually agreed to.

       11.2 Contractor shall permit Customer to audit its quality procedures, upon three (3) days advance notice to Contractor and shall provide such assistance which is reasonably necessary for Customer to evaluate the quality of the Products.

       11.3 Contractor shall maintain quality assurance standards in accordance with ISO 9001, Contractor's Quality Assurance, Control and Inspection shall be in full compliance with ISO 9001 standards during the Terms of this Agreement.

       11.4 Contractor confirms that each shipment will be supplied after having passed QC/QA inspection at its plant; and the delivered products will operate according to all relevant standards and specifications. Contractor will provide a QC/QA Certificate with each product unit.

       11.5 Contractor warrants the sub-assemblies manufactured by it to be free of defects in workmanship and materials, for a period of 14 months after delivery to Customer. The warranty will not apply to damage caused by abuse or misuse. Contractor shall manufacture or repair , at no cost to Customer, the defective or non-conforming sub-assemblies in order to furnish Customer with conforming sub-assemblies in good and operational condition.

12.0   ENGINEERING CHANGES

       12.1 Customer may, upon advance written notice to Contractor, submit engineering changes for incorporation into The Product. Contractor will make reasonable efforts to review the engineering change and report to Customer within five (5) working days of any implications of the proposed changes. The report should include all possible implications on materials,

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delivery schedule, manufacturing process, quality and product cost. Customer and
Contractor will agree on all aspects of implications and this agreement will be reflected in revised Purchase Orders.

       12.2 Contractor shall undertake all efforts to assure quick implementation of engineering changes.

13.0   INVENTORY MANAGEMENT

       13.1 All Customer's materials, tooling and equipment furnished to Contractor or paid for by Customer in connection with this Agreement shall:

                     (a) Be clearly marked and remain the Customer's property.

                     (b)    Be kept free of liens and encumbrances.

                     (c) Contractor is responsible for the maintenance of the tooling and equipment.

       13.2 Contractor shall hold Customer's property at its own risk and shall not modify the property without the written permission of Customer. Upon Customer's request, Contractor shall return the said property to Customer in the same condition as originally received by Contractor with the exception of reasonable wear and tear.

14.0   TERMINATION

       14.1   Termination for cause

       If either party fails to meet anyone or more of the terms and conditions as stated in either this Agreement or the addenda or the purchase orders, Contractor and Customer agree to negotiate in good faith to resolve such default. If the defaulting party fails to cure such default or submit an acceptable written plan to resolve such default within 30 days following notice of default, the non - defaulting party shall have the right to terminate this Agreement by furnishing the defaulting party with fourteen (14) days written notice of termination.

       14.2   Termination without cause

       Either party may terminate this Agreement at any time without cause by giving to the other party, not less than four (4) calendar months written notice.

       14.3   This Agreement shall immediately terminate should either party:

              (i)    become insolvent;

              (ii) enter into or filing a petition, arraignment or proceeding seeking an order for relief under the bankruptcy/insolvency laws of its respective jurisdiction,

              (iii)  enter into a receivership of any of its assets or,

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              (iv)   enter into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

15.0   EFFECT OF TERMINATION

       In the case of termination and unless otherwise stipulated,

       15.1 Contractor will deliver all services and/or deliverables and Customer will pay for all items mentioned on a Purchase Order or Change Order accepted by Contractor before expiration or termination date.

       15.2 Except where the termination is a result of Contractor's default Customer agrees to compensate Contractor for Products and materials as stipulated in section 7.4 of this Agreement.

       15.3 Each party will promptly return to the other party, all technical documentation (e.g. drawings, work instructions, data and design sheets) and/or Confidential Documents related to the present Agreement.

       15.4 Contractor will return to Customer all consigned materials, equipment and tooling stipulated in section 13 of this Agreement.

16.0   DISPUTE RESOLUTION

       16.1 In the spirit of continued cooperation, the parties intend to and hereby establish the following dispute resolution procedure to be utilized in the unlikely event any controversy should arise out of or concerning the performance of this Agreement.

       16.2 It is the intent of the parties that any dispute be resolved informally and promptly through good faith negotiations between Contractor and Customer. Either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. The parties agree to meet in good faith to jointly define the scope and method to remedy the dispute. If these proceedings are not productive of a resolution, then senior management of Contractor and Customer are authorized to and will meet personally to confer in a bona fide attempt to resolve the matter.

       16.3 Should the foregoing procedure not bring a mutually satisfactory solution within 30 days, each party will be free to proceed according to applicable law.

17.0   LIMITATION OF LIABILITY

       17.1 Neither parties shall be liable for any indirect, incidental, special or consequential damages resulting from this Agreement, including but not limited to loss of profit, loss of production loss of contracts, even if either party or an authorized representative has been advised of the possibility of such damages.

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18.0   PATENTS, COPYRIGHTS, TRADEMARKS INDEMNITY AND CONFIDENTIALITY

       18.1 Each party ("the indemnifying party" ) shall defend, indemnify and hold harmless the other party from any claims by a third party of infringement of intellectual properties resulting from the acts of the indemnifying party pursuant to this Agreement, provided that the other party,

              (i) gives the indemnifying party prompt notice of any such claims,

              (ii) renders reasonable assistance to the indemnifying party thereon, and

              (iii) permits the indemnifying party to direct the defense of the settlement of such claims.

       18.2 Customer's Products and designs contain certain elements that are proprietary to Customer. Furthermore, in the course of this Agreement, technical and commercial information of the Customer may be revealed or become known to the Contractor. Contractor shall keep in confidence all information relating to the foregoing, shall not use any part of it for any purpose except the performance of this Agreement and shall not enable any third party to use it, unless such information becomes public domain through no fault of the Contractor.

         The provisions of this clause 18.2 shall survive termination or expiration of the Agreement.

19.0   NON - COMPETITION

       19.1 During the term of this Agreement, the Contractor and the Customer will not be allowed to employ employees of the other party, directly or indirectly, for one (1) year from the date the employee has ceased to be employed by the other party.

       The above mentioned restriction may be waived by either party provided that it is done by a written and specific consent.

       19.2 Without derogating from the undertakings set forth in Section 18.2 above, the Contractor will not be allowed to produce for its own account the Products or products using similar configuration or products that can be used for similar type of treatment. In addition, the contractor will not render manufacturing services to another customer who's equipment is of similar configuration, or can be used for the same type of treatments and/or is in direct competition with the Products covered by this Agreement. Both restrictions shall survive the termination of this Agreement and shall remain in force for two (2) years following the date of termination of this Agreement.

20.0   GENERAL

       20.1   Force Majeur

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       Neither parties shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars, sabotage, destruction of production facility, material unavailability due to unwarranted production stoppage by supplier or any other cause, which was unforeseeable and is beyond the reasonable control of the delayed party provided that the delayed party,

              (i)    gives the other party written notice of such cause, and

              (ii) uses its reasonable efforts to remedy such delay in its performance.

       20.2   Severability

       If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be deemed null and void, and the remainder of the Agreement shall continue to be in full force and effect, while the parties shall negotiate in good faith to replace the provision with another enforceable one reflecting as closely as possible the parties initial intention.

       20.3   Relationship of the Parties

       Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party whether express or implied, or to bind the other party in a respect whatsoever.

       20.4   Governing Law

       The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the law of the State of Israel.

       20.5   Choice of Language

       The original of this Agreement has been written in English. Both parties waives any right it may have under the laws of either party's country to have this Agreement written in the language of either party's country. Further any notices given to either party as required by this Agreement shall be written in the English language.

       20.6   Notifications

       Any and all notices and other communications whatsoever under this Agreement shall be in writing, sent by registered mail or by e-mail, or facsimile to the address set forth below.

       20.7   Entire Agreement

       No amendment of this Agreement will be valid unless made in writing signed by a duly authorized representative of both parties. No provision of this Agreement will be deemed waived and breach or default excused unless the waiver or excuse is in writing and signed by the party issuing it. The terms and conditions contained in this Agreement supersede all prior oral or

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written understanding between the parties and shall constitute the entire agreement between them concerning the subject matter of this Agreement.

       IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED FOR AND ON BEHALF OF:

         CONTRACTOR                              CUSTOMER
         ----------                              --------
         Date:      September 13, 2001           Date:      September 9, 2001

         Name:      Hamerman Gedalerd            Name:      Michael Kreindel

         Title:     Manager                      Title:     General Manager

         Signature: /s/ Hamerman Gedalerd        Signature: /s/ Michael Kreindel

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                                   APPENDIX A

THE PRODUCTS



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                                      [**]


























** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.








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                                   APPENDIX B

PRICING AND MANUFACTURING SERVICES

This Appendix will be filled in its final format not later than October 30th 2001, subsequent to the "Pilot" production (see Appendix C).


The pricing of the manufacturing services will be based on the following parameters:

1. The management charge for Material purchasing will be ** for the year 2002 and ** for the year 2003.

2.   The charge for direct labor will be ** per hour.


















** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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                                   APPENDIX C


PRICING AND PROCEDURES FOR THE "PILOT" PRODUCTION

This document outlines the intent of the Customer and the Contractor to facilitate the manufacturing of approx. ** units of the Product in the shortest time possible and not later than November 30, 2001.

1.   MATERIALS

     Customer will provide Contractor with a complete set of materials inventory which is required to produce, assemble and test the approx. ** units of the Product.

2.   WORK PLAN

     The work Plan will consist of two (2) "batches" of the Product:

     The 1st. "batch" will be for ** units, to be entered into production as soon as possible and completed by _____________________

     The 2nd "batch" will be for approx. ** units, to be entered into production subsequent to the completion of the 1st "batch" and completed by
     _______________________

3.   PRICING

     The 1st "batch" will be priced on the actual labor and other expenses recorded by the Contractor and monitored by the Customer's personnel who will participate in all the activities related to the Product in the Contractor's premises.

     The Contractor will charge the Customer for the labor involved in the production of the Product at the rate of ** per hour.

     The Contractor will submit a pricing proposal for the labor cost for production for the year 2002 following the 2nd "batch", based on the experience gained in the 1st and 2nd "batches". The pricing proposal shall include declining prices pursuant to an experience curve.


** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.